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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2011

MISCOR GROUP LTD.

(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nave Road, SE, Massillon, Ohio		44646
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (330) 830-3500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Senior Credit Facility. On October 7, 2011, MISCOR Group, Ltd. (“MISCOR”) has entered into an agreement to extend the term of its credit facility, with Wells Fargo, until October 31, 2011. There are no changes to the terms of the credit facility, based on this extension.

MISCOR and Wells Fargo continue to work through the terms of a possible extension of the credit facilities provided under the current credit agreement but have not reached agreement on these terms.

Item 9.01(d)    Exhibits

10.1 Short-term extension of credit facilities under Credit and Security Agreement, dated October 7, 2011, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., and HK Engine Components, LLC as Borrowers and Wells Fargo Bank, National Association as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR GROUP LTD.

Date: October 10, 2011	/s/ Marc Valentin
	By:	Marc Valentin
	Its:	Chief Accounting Officer